As filed with the Securities and Exchange Commission on March 28, 2024

Registration No. 333-277707

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

2U, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2335939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7900 Harkins Road

Lanham, MD 20706

(301) 892-4350

(Address, including zip code,

and telephone number,

including area code, of registrant’s

principal executive offices)

Matthew J. Norden

Chief Financial Officer

2U, Inc.

7900 Harkins Road

Lanham, MD 20706

Telephone: (301) 892-4350

Fax: (202) 478-1660

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

Copies to:

Brandon J. Bortner

Paul Hastings LLP

2050 M Street NW

Washington, DC 20036

(202) 551-1720

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 of 2U, Inc. (File No. 333-277707), originally filed on March 6, 2024 (the “Registration Statement”), is being filed to file Exhibit 4.2 “Form of Indenture” to the Registration Statement and to amend the section titled “Description of Debt Securities” in the base prospectus (as discussed below).

This Registration Statement contains:

•	a base prospectus which covers the offering, issuance and sale by us of the securities identified below from time to time in one or more offerings, with a total value of up to $100,000,000.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 28, 2024

Prospectus

$100,000,000

2U, INC.

Debt Securities

Common Stock

Preferred Stock

Warrants

Rights

Units

From time to time, we may offer and sell up to $100,000,000 of any debt securities, common stock, preferred stock, warrants, rights, and units (collectively, the “securities”) described in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TWOU.”

On March 1, 2024, the last reported sale price of our common stock was $0.433 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” beginning on page 5 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration, we may, from time to time, sell a combination of common stock, debt securities, preferred stock, warrants, rights or units described in this prospectus in one or more offerings, up to a total amount of $100,000,000. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we may offer under this prospectus and any prospectus supplement. You can read that registration statement at the SEC web site at www.sec.gov mentioned under the heading “Where You Can Find More Information.”

This prospectus describes the general terms of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other terms of that offering. The prospectus supplement prepared by us or on our behalf may also add, update or change information contained in this prospectus. To understand the terms of the securities that may be offered pursuant to this prospectus, you should carefully read this document with the applicable prospectus supplement or any free writing prospectus prepared by us or on our behalf. Together, these documents will give the specific terms of the offered securities. You should also read the documents we have incorporated by reference in this prospectus described below under the heading “Where You Can Find More Information.”

We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to in that free writing prospectus. For purposes of this prospectus, any reference to a prospectus supplement may also refer to a free writing prospectus unless the context requires otherwise.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference into this prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, are forward-looking statements. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•	trends in the higher education market and the market for online education, and expectations for growth in those markets;

•

our ability to maintain minimum Recurring Revenues (as defined by the Second Amended Credit Agreement) or other financial ratios during required periods through the maturity date of our Second Amended Credit Agreement (as defined in our Annual Report on Form 10-K for the year ended December 31, 2023);

•	the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•	the impact of competition on our industry and innovations by competitors;

•	our ability to comply with evolving regulations and legal obligations related to data privacy, data protection, artificial intelligence and information security;

•	our expectations about the potential benefits of our cloud-based software-as-a-service technology and technology-enabled services to university clients and students;

•	our dependence on third parties to provide certain technological services or components used in our platform;

•	our expectations about the predictability, visibility and recurring nature of our business model;

•	our ability to meet the anticipated launch dates of our offerings;

•	our ability to acquire new clients and expand our offerings with existing university clients;

•

our ability to successfully integrate the operations of our acquisitions, including the edX Acquisition (as defined in our Annual Report on Form 10-K for the year ended December 31, 2023), to achieve the expected benefits of our acquisitions and manage, expand and grow the combined company;

•	our ability to refinance our indebtedness on attractive terms, if at all, to better align with our focus on profitability;

•

our ability to service our substantial indebtedness and comply with the covenants and conversion obligations contained in the Indenture (as defined in our Annual Report on Form 10-K for the year ended December 31, 2023) governing our Convertible Notes (as defined in our Annual Report on Form 10-K for the year ended December 31, 2023) and the Second Amended Credit Agreement governing our Amended Term Loan Facilities (as defined in our Annual Report on Form 10-K for the year ended December 31, 2023);

•	our ability to implement our platform strategy and achieve the expected benefits;

•	our ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;

•	our ability to execute our growth strategy including expansion internationally and growing our enterprise business;

•	our ability to continue to recruit prospective students for our offerings;

•	our ability to maintain or increase student retention rates in our degree programs;

•	our ability to attract, hire and retain senior management and other key personnel;

•	our expectations about the scalability of our platform;

•	potential changes in laws, regulations or guidance applicable to us or our university clients;

•	our expectations regarding the amount of time our cash balances and other available financial resources will be sufficient to fund our operations;

•	the impact and cost of stockholder activism;

•	the potential negative impact of the significant decline in the market price of our common stock, including the impairment of goodwill and indefinite-lived intangible assets;

•

the expected impact of our 2022 Strategic Realignment Plan (as defined in our Annual Report on Form 10-K for the year ended December 31, 2023), similar performance improvement initiatives and the estimated savings and amounts expected to be incurred in connection therewith;

•	the impact of any natural disasters or public health emergencies, such as the coronavirus disease 2019 (“COVID-19”) pandemic;

•	our expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates; and

•	other factors beyond our control.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus, in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering and those incorporated by reference into this prospectus, including those risks detailed under Part I, Item 1A, “Risk Factors” under our Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent reports and registration statements filed from time to time with the SEC.

ABOUT 2U, INC.

2U, Inc., which we refer to throughout this prospectus as “we,” “us,” or “2U,” is an online education platform company, with a mission to expand access to high-quality educational opportunities that unlock human potential.

We provide 83 million people worldwide with access to world-class education in partnership with 260 top-ranked global universities and other leading organizations. Through edX, our education consumer marketplace, we offer more than 4,500 high-quality online learning opportunities, including open courses, executive education offerings, boot camps, professional certificates as well as undergraduate and graduate degree programs. Our offerings cover a wide range of topics including artificial intelligence, business, healthcare, education, and social work.

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 7900 Harkins Road, Lanham, Maryland 20706 and our telephone number at that location is (301) 892-4350.

RISK FACTORS

Investing in our securities involves risks. Before you decide to invest in the securities, you should carefully consider the specific risks set forth under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference in this prospectus and in any accompanying prospectus supplement. For more information, see “Where You Can Find More Information.” The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless the applicable prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering states otherwise, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes.

DESCRIPTION OF SECURITIES WE MAY OFFER

This section describes the general terms and provisions of the securities to which this prospectus and any prospectus supplement relates.

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities, which we may issue in one or more series;

•	preferred stock, which we may issue in one or more series;

•	common stock;

•	warrants entitling the holders to purchase common stock, preferred stock, debt securities or units of two or more of these types of securities;

•	Rights to purchase common stock, preferred stock or warrants;

•	warrants or other rights relating to foreign currency exchange rates; or

•	units, each representing a combination of two or more of the foregoing securities.

We will determine when we sell securities, the specific amounts of securities we will sell and the prices and other terms on which we will sell them.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. Each prospectus supplement will include the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters or agents, if any, through or to which we or the selling stockholders will sell the securities;

•	the compensation, if any, of those underwriters or agents;

•	information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any material United States federal income tax considerations that apply to the securities; and

•	any other material information about the offering and sale of the securities.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to such series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. The indenture, a form of which is filed as Exhibit 4.2 to the Registration Statement of which this prospectus forms a part, will be qualified under and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act. As such, the following summary may not contain all of the information that you may find useful. In particular, the following summary describes only general terms and specific terms of any offered debt securities, and the extent to which the general terms described below apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering.

Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture, as supplemented for a particular offering of debt securities. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.

For purposes of this summary, the terms “we,” “our,” “ours”, “us” and “2U” refer only to 2U, Inc. and not to any of our subsidiaries.

General

We may issue debt securities at any time and from time to time in one or more series without limitation as to the aggregate principal amount. The indenture gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series. In addition, a single series may be issued at various times with different maturity dates, different interest rates and different dates from which interest accrues. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“original issue discount securities”) will be sold at a discount below their stated principal amount. This discount may be substantial. We will provide information regarding material federal income tax consequences and other special considerations applicable to any original issue discount securities in the applicable prospectus supplement. In addition, we will describe in the prospectus supplement any special U.S. federal income tax considerations and any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. currency.

Unless otherwise indicated in the prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose. No service charge will be made for any registration of transfer or exchange, redemption or repayment of the debt securities, but we may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Terms

We will describe the specific terms of the series of debt securities being offered in a prospectus supplement. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, of the debt securities will be payable or the method used to determine those dates;

•

any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing;

•	any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. currency;

•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;

•	any provisions that would determine payments on the debt securities by reference to an index, formula or other method;

•

the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made;

•	any provisions for redemption of the debt securities;

•

any provisions that would allow or obligate us to redeem, purchase or repay the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder;

•	the terms of any right to convert or exchange the debt securities, either at our option or at the option of the holder, into or for shares of our common stock or other securities or property;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•

the denominations in which we will issue the debt securities, if other than denominations of $1,000 and any integral thereof; the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount;

•	if issued as original issue discount securities, the amount of discount;

•	the applicability of the provisions described below under “ — Satisfaction and Discharge” or such other means of satisfaction or discharge;

•

any variation of the defeasance and covenant defeasance sections of the indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;

•	the appointment of any paying agents or agents, security registrar or authenticating agent for the debt securities;

•

any deletion from or addition to or change in the events of default for the debt securities and any change in the rights of the trustee or the holders of the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable;

•	any deletion from or modification of or addition to the covenants applicable to the particular debt securities being issued;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness;

•	any restriction or condition on the transferability of the debt securities;

•	any subordination provisions and related definitions in the case of debt securities that are subordinated in right of payment to the prior payment of any other indebtedness;

•	any additions or changes to the indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

the material U.S. federal income tax considerations applicable to the debt securities, including the material federal income tax consequences and other special considerations applicable to original issue discount securities; and

•	any other terms of the debt securities.

Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our board of directors.

Ranking

Unless otherwise indicated in the prospectus supplement, the debt securities offered by this prospectus will:

•	be our general unsecured obligations;

•	rank equally with all of our other unsecured and unsubordinated indebtedness; and

•	with respect to the assets and earnings of our subsidiaries, effectively rank junior to all of the liabilities of our subsidiaries.

Subject to compliance with the applicable requirements set forth in the indenture, we may discharge our obligations under the indenture with respect to our debt securities as described below under “ — Defeasance and Covenant Defeasance.”

Events of Default

The indenture defines an “event of default” with respect to any series of debt securities. Unless we state otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for any series of debt securities:

•	our failure to pay interest on any of the debt securities of that series when due, and continuance of the default for a period of 30 days;

•	our failure to pay principal or premium, if any, on any of the debt securities of that series when due, whether at maturity or otherwise;

•

our failure to perform, or our breach, of any covenant in the indenture in respect of that series, other than a covenant for which there are other consequences of breach or nonperformance or a covenant included in the indenture solely for the benefit of another series of debt securities, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days after the trustee gives notice to us or, in the case of notice by the holders, the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series give notice to us and the trustee, specifying the default or breach;

•	specified events involving our bankruptcy, insolvency or reorganization; or

•	any other event of default we may provide for that series.

The indenture provides that, notwithstanding anything to the contrary therein, with respect to any default or event of default, the words “exists,” “is continuing” or similar expressions with respect thereto mean that the default or event of default has occurred and has not yet been cured or waived; provided that any court of competent jurisdiction may: (x) extend or stay any grace period prior to when any actual or alleged default becomes an actual or alleged event of default; or (y) stay the exercise of remedies by the trustee upon the occurrence of an actual or alleged event of default, in each case, in accordance with the requirements of applicable law. If any default or event of default occurs due to: (i) our failure to take any action by a specified time, such default or event of default will be deemed to have been cured at the time, if any, that we take such action; or (ii) the taking of any action by us that is not then permitted by the terms of the indenture, such default or event of default will be deemed to be cured on the earlier to occur of: (x) the date on which such action would be permitted at such time to be taken under the indenture, including pursuant to an applicable amendment or waiver permitting such action, or otherwise; and (y) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by the indenture (including after giving effect to any amendments or waivers).

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. The indenture provides that, within the later of 90 days after the occurrence of any default with respect to a series of debt securities or 30 days after the trustee has actual knowledge of such default, the trustee will send to all holders of debt securities of that series notice of the default, unless the default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to a series of debt securities, except a default in payment of principal, premium, if any, or interest, if any, if the trustee considers it in the best interest of the holders to do so. In the case of a default in the performance, or breach, of any covenant or warranty in the indenture or in respect of a series of debt securities, no notice will be given until at least 30 days after the occurrence of the default or breach. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to a series of debt securities.

The indenture provides that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of no fewer than 30% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, or such lesser amount as may be provided for with respect to debt securities of that series, and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately by a notice in writing to us (or to the trustee if given by the holders), and upon any such declaration, such principal or such lesser amount, as the case may be, and such accrued and unpaid interest will become immediately due and payable. The indenture also provides that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to a series of debt securities occurs then the principal of, and accrued and unpaid interest, if any, on, all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities. However, upon specified conditions, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may rescind and annul an acceleration of the debt securities of that series and its consequences.

A notice of default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of default. Any notice of default, notice of acceleration or instruction to the trustee to provide a notice of default, notice of acceleration or to take any other action (a “Holder Direction”) provided by any one or more holders of the applicable debt securities (each a “Directing Holder”) must be accompanied by a written representation from each such holder delivered to us and the trustee that such holder is not (or, in the case such holder is The Depository Trust Company (the “DTC”) or its nominee, that such holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Holder Direction relating to the delivery of a notice of default will be deemed a continuing representation until the resulting event of default is cured or otherwise ceases to exist or the applicable debt securities are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Holder Direction, to covenant to provide us with such other information as we may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the Directing Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder will be provided by the beneficial owner of the applicable debt securities in lieu of DTC or its nominee.

If, following the delivery of a Holder Direction, but prior to acceleration of the applicable debt securities, we determine in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the trustee an officer’s certificate stating that we have initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any default, event of default or acceleration (or notice thereof) that resulted from the applicable Holder Direction, the cure period with respect to such default shall be automatically stayed and the cure period with respect to such default or event of default will be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Holder Direction, but prior to acceleration of the applicable debt securities, we provide to the trustee an officer’s certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such default will be automatically stayed and the cure period with respect to any default or event of default that resulted from the applicable Holder Direction will be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation will result in such holder’s participation in such Holder Direction being disregarded; and, if, without the participation of such holder, the percentage of applicable debt securities held by the remaining holders that provided such Holder Direction would have been insufficient to validly provide such Holder Direction, such Holder Direction will be void ab initio (except for any indemnity or security offered or provided to the trustee), with the effect that such default or event of default will be deemed never to have occurred, acceleration will be voided and the trustee will be deemed not to have received such Holder Direction or any notice of such default or event of default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Holder Direction delivered to the trustee during the pendency of an event of default as the result of bankruptcy or similar proceedings will not require compliance with the foregoing paragraphs.

For the avoidance of doubt, the trustee will be entitled to conclusively rely on any Holder Direction, officer’s certificate or other document delivered to it pursuant to the foregoing paragraphs, will have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any officer’s certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The trustee will have no liability to us, any holder or any other person in acting in good faith on a Holder Direction or to determine whether any holder has delivered a Position Representation or that such Position Representation conforms with the indenture or any other agreement.

If a default for a failure to deliver a required notice or certificate in connection with another default under the indenture (the “Initial Default”) occurs, then at the time such Initial Default is cured, such default for a failure to deliver a required notice or certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and any default or event of default for the failure to deliver any notice or certificate pursuant to any other provision of the indenture will be deemed to be cured upon the delivery of any such notice or certificate required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the indenture. Any time period in the indenture to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless those holders have offered, and if requested, provided to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action.

Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of that series.

The indenture requires the annual delivery to the trustee of a certificate signed by one of our principal executive officer, principal financial officer or principal accounting officer that states whether we are in default under the terms, provisions or conditions of the indenture.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.

For purposes of the event of default provisions of the debt securities, the following terms will be applicable:

“Derivative Instrument” means, with respect to a person, any contract, instrument or other right to receive payment or delivery of cash or other assets to which such person or any affiliate of such person that is acting in concert with such person in connection with such person’s investment in the applicable debt securities (other than a Screened Affiliate) is a party (whether or not requiring further performance by such person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the applicable debt securities and/or our creditworthiness (the “Performance References”).

“Long Derivative Instrument” means a Derivative Instrument: (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References; and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Net Short” means, with respect to a holder or beneficial owner of debt securities of any series, as of a date of determination, either: (i) the value of its Short Derivative Instruments exceeds the sum of the (x) value of its applicable debt securities plus (y) value of its Long Derivative Instruments as of such date of determination; or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to us immediately prior to such date of determination.

“Screened Affiliate” means any affiliate of a holder: (i) that makes investment decisions independently from such holder and any other affiliate of such holder that is not a Screened Affiliate; (ii) that has in place customary information screens between it and such holder and any other affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to us or our subsidiaries; (iii) whose investment policies are not directed by such holder or any other affiliate of such holder that is acting in concert with such holder in connection with its investment in the applicable debt securities; and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other affiliate of such holder that is acting in concert with such holders in connection with its investment in the applicable debt securities.

“Short Derivative Instrument” means a Derivative Instrument: (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References; and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

Modification and Waivers

The indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of a series affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities or the rights of the holders of the debt securities under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on the debt securities;

•

reduce the principal of or premium, if any, on the debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of the debt securities;

•	reduce the amount of the principal of any original issue discount security that would be due and payable upon a declaration of acceleration of the maturity pursuant to the indenture;

•	change the currency in which the principal of, any premium or interest on, any debt security is payable;

•

adversely affect a holder’s right to receive payment of the principal of and interest on any security or impair the right to institute suit to enforce such payment on or after the stated maturity of the debt securities, in each case as such stated maturity may, if applicable, be extended in accordance with the terms of such debt securities;

•

reduce the percentage in principal amount of outstanding debt securities whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences; or

•

make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding debt securities necessary to consent to any such change.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of the debt securities, to modify or amend the indenture, among other things:

•	to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities any property or assets that we may desire;

•	to evidence succession of another corporation to 2U, or its successors, and the assumption by the successor corporation of the covenants, agreements and obligations of 2U;

•	to add to or modify our covenants and agreements to those included in the indenture for the protection of holders of debt securities;

•	to add or modify the events of default for the benefit of the holders of debt securities;

•	to prohibit the authentication and delivery of additional series of debt securities under the indenture;

•	to cure any ambiguity, omission, mistake, defect or inconsistency;

•	to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture;

•	to establish the form and terms of debt securities of any series issued under the indenture;

•

to evidence and provide for acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to delete, amend or supplement any provision contained herein or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally, including the amendment and restatement the indenture), provided that such amendment or supplement does not (i) apply to any debt security of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement, as the case may be, is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture or (ii) modify the rights of the holder of any such debt security;

•	to add guarantors for the benefit of the debt securities of all or any series;

•	to secure the debt securities of all or any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to comply with the Trust Indenture Act or maintain the qualification of the indenture under the Trust Indenture Act; or

•	to conform the provisions of the indenture and the debt securities to the description thereof contained in this prospectus and any related prospectus supplement.

The holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with some of the restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of debt securities, waive any past default under the indenture with respect to the debt securities and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security.

Satisfaction and Discharge

Upon our direction, the indenture will cease to be of further effect with respect to any debt security specified, subject to the survival of specified provisions of the indenture, when:

•

either: (i) all debt securities issued under the indenture, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all debt securities issued under the indenture have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in the currency in which the debt securities are payable, direct or indirect obligations of the U.S. (“government obligations”), or a combination thereof, as applicable, in an amount sufficient to pay the entire indebtedness on the debt securities including the principal, premium, if any, and interest, if any, to the date of the deposit, if the debt securities have become due and payable, or to the maturity or redemption date of the debt securities, as the case may be;

•	we have paid all other sums payable under the indenture with respect to the outstanding debt securities issued under the indenture; and

•	the trustee has received each officer’s certificate and opinion of counsel called for by the indenture.

Defeasance and Covenant Defeasance

We may elect with respect to the debt securities issued under the indenture either:

•	to defease and be discharged from all of our obligations with respect to the outstanding debt securities (“defeasance”), except for, among other things,

•	the obligation to register the transfer or exchange of the debt securities,

•	the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities,

•	the obligation to maintain an office or agency in respect of the debt securities, and

•	the obligation to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under specified covenants in the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”), in either case upon the irrevocable deposit by us with the trustee in trust for that purpose, of an amount in U.S. dollars or in such foreign currency in which the debt securities are specified as payable and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest, if any, on the due dates for those payments.

The defeasance or covenant defeasance described above will only be effective if, among other things:

•	it will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or is bound;

•	in the case of defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, confirming that:

•	we have received from or there has been published by the Internal Revenue Service a ruling, or

•

since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change in law, the opinion of counsel will confirm that the holders of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

in the case of covenant defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that the holders of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	the trustee has received each officer’s certificate and opinion of counsel called for by the indenture;

•

if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, with respect to the debt securities provided the debt securities are redeemed on a particular redemption date, we will have given the trustee irrevocable instructions to redeem the debt securities on that date; and

•

no event of default or event of default (other than that resulting from borrowing funds to be applied to make the irrevocable deposit described above and the granting of any liens in connection therewith) will have occurred and be continuing on the date of the deposit into trust, and, solely in the case of defeasance, no event of default or event of default with respect to us will have occurred and be continuing on the date of the irrevocable deposit described above.

In the event covenant defeasance is effected with respect to the debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

Book-Entry Securities

Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, the DTC and registered in the name of DTC or its nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Global notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of such debt securities under the indenture.

Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the indenture.

Except as set forth below, a Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

DTC has advised us that it is:

•	a limited-purpose trust company organized under New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates the post-trade settlement of transactions among Direct Participants in such securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The information contained on the DTC’s website is not intended to form a part of, or be incorporated by reference into, this prospectus.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the Direct and Indirect Participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to such debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer of securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities of the series are credited on the record date (identified in the listing attached to the omnibus proxy).

Principal, interest payments and redemption proceeds, if any, on the debt securities will be made to Cede & Co, as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee. Disbursement of payments from Cede & Co. to Direct Participants is DTC’s responsibility. Disbursements of payments to beneficial owners are the responsibility of Direct and Indirect Participants.

In any case where we have made a tender offer for the purchase of any debt securities, a beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the direct participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s DTC account.

We obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

If at any time DTC or any successor depository for the debt securities of any series notifies us that it is unwilling or unable to continue as the depository for the debt securities of such series, or if at any time DTC or such successor depository will no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, we will be obligated to use commercially reasonable efforts to appoint another depository for the debt securities of such series. If another depository is not appointed within 90 days, definitive note certificates will be issued in exchange for the Global Note representing the debt securities of that series.

We may at any time in our sole discretion determine that the debt securities of any series will no longer be represented by the Global Note, in which case definitive note certificates will be issued in exchange for the Global Note representing the debt securities of that series.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

Wilmington Trust, National Association, or any successor thereto, will serve as trustee under the indenture.

The trustee may engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time. However, if the trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF CAPITAL STOCK

Under our amended and restated certificate of incorporation, our authorized capital stock is 200,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.

As of February 28, 2024, 83,643,757 shares of our common stock were outstanding and no preferred stock was outstanding.

Common Stock

The following description of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, our amended and restated by-laws and the applicable provisions of the Delaware General Corporation Law. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Voting Rights. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation and amended and restated bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock.

We have no present plans to issue any shares of preferred stock.

We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series of preferred stock;

•	any limit upon the number of shares of the series of preferred stock that may be issued;

•	the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

•	the date or dates, if any, on which we will be required or permitted to redeem the preferred stock;

•	the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends, and may be cumulative or non-cumulative;

•	the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock, or a purchase fund to be used to purchase preferred stock; and

•	any other material terms of the preferred stock.

Any or all of these rights may be greater than the rights of the holders of common stock. In addition, our board of directors, without shareholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock.

The terms of the preferred stock that might be issued could conceivably prohibit us from:

•	consummating a merger;

•	reorganizing;

•	selling substantially all of our assets;

•	liquidating; or

•	engaging in other extraordinary corporate transactions without shareholder approval.

Preferred stock could therefore be issued with terms calculated to delay, defer or prevent a change in our control or to make it more difficult to remove our management. Our issuance of preferred stock may have the effect of decreasing the market price of the common stock.

DESCRIPTION OF WARRANTS

We may issue:

•	warrants for the purchase of debt securities, common stock, preferred stock or units of two or more of these types of securities; or

•	currency warrants, which are warrants or other rights relating to foreign currency exchange rates.

Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•

in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants, and the price at which you may purchase the debt securities upon exercise;

•

in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which you may purchase shares of preferred stock of that series upon exercise;

•

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase shares of common stock upon exercise;

•

in the case of currency warrants, the designation, aggregate principal amount, whether the currency warrants are put or call currency warrants or both, the formula for determining any cash settlement value, exercise procedures and conditions, the date on which your right to exercise the currency warrants commences and the date on which your right expires, and any other terms of the currency warrants;

•

in the case of warrants to purchase units of two or more securities, the type, number and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase units upon exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Unless we provide otherwise in a prospectus supplement, warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only, and will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the prospectus supplement for those warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities, rights and warrants, or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	the provision for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock or warrants that we may offer to our security holders in one or more series. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the title of the rights;

•	the securities for which the rights are exercisable;

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock or warrants purchasable upon the exercise of such rights;

•	the extent to which rights are transferable;

•	the exercise price;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

•	the conditions to completion of the rights offering;

•	any applicable federal income tax considerations;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement, that we may enter into in connection with the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Each right would entitle the holder of the rights to purchase for cash the amount of shares of common stock or preferred stock or warrants at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

We may determine to offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our common stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus separately or together:

•	through agents;

•	to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

•	through dealers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in exchange for our outstanding indebtedness;

•

through sales in an “at the market offering” within the meaning of Rule 415(a)(4) under the Securities Act, to or through one or more market makers or into an existing trading market, on an exchange or otherwise;

•	directly to purchasers, through a specific bidding, a rights offering, auction or other process; or

•	through a combination of any of these methods of sale.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement or pricing supplement for that transaction. Unless otherwise indicated in the prospectus supplement or pricing supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement or pricing supplement describing the method and terms of the offering.

We will identify the specific plan of distribution including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement or pricing supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Paul Hastings LLP, Washington, District of Columbia, and for the underwriters or agents by counsel named in the applicable prospectus supplement or pricing supplement.

EXPERTS

The consolidated financial statements of 2U, Inc. and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto, are also available to the public from the SEC’s website at www.sec.gov. You can also access our SEC filings through our website at www.2U.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents, provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

1)

Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 6, 2024 (including the information specifically incorporated by reference therein from the Registrant’s definitive proxy statement relating to the 2024 annual meeting of stockholders (other than information furnished rather than filed)).

2)	Current Reports on Form 8-K filed on January 3, 2024 (excluding Exhibit 99.1 thereof) and March 15, 2024.

3)	The description of our common stock included in the Registration Statement on Form S-1 dated February 21, 2014, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and after the date of this prospectus until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference in this prospectus.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of these filings (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Matthew J. Norden

Chief Financial Officer

2U, Inc.

7900 Harkins Road

Lanham, MD 20706

Telephone: (301) 892-4350

You may also find additional information about us, including the documents mentioned above, on our website at www.2U.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.

Securities and Exchange Commission Registration Fee		$14,760
Printing Expenses	$	*
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Blue Sky Fees and Expenses	$	*
Trustee, Transfer Agent and Registrar Fees and Expenses	$	*
Rating Agency Fees and Expenses	$	*
Miscellaneous	$	*
Total	$

*

These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors

As permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), the Company’s certificate of incorporation provides that none of the Company’s directors will be personally liable to the Company or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing Article SIXTH of the Company’s certificate of incorporation by the Company’s stockholders will not adversely affect any right of a director existing at the time of such repeal or modification with respect to any act or omission occurring prior to such repeal or modification.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VII of the Company’s by-laws provides that the Company will indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was a director of officer of the Company serving at the request of the Company as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article VII also provides for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is ultimately determined that he or she is not entitled to be indemnified by the Company. Any repeal or modification of the foregoing provisions of Article VII of the Company’s by-laws will be prospective only and will not in any way adversely affect any right of a director or officer in effect at the time with respect to any act or omission occurring prior to such repeal or modification.

The Company maintains a director and officer insurance policy which insures the directors and officers of the Company and its subsidiaries, within certain limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

In addition, the underwriting agreement that the Company may enter into may provide for indemnification by any underwriters of the Company its directors, its officers who signed the registration statement and the Company’s controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits

Exhibit No.	Description of Document

1.1*	Form of Underwriting Agreement

2.1	Membership Interest Purchase Agreement, dated as of June 28, 2021, by and among 2U, Inc., edX Inc. and Circuit Sub LLC, incorporated by reference to Exhibit 2.1 to the registrant’s Form 8-K filed on June 29, 2021.

2.2	Amendment No. 1 to Membership Interest Purchase Agreement, dated as of November 16, 2021, by and between 2U, Inc. and edX Inc., incorporated by reference to Exhibit 2.3 to the registrant’s Form 10-K filed on March 1, 2022.

4.1*	Specimen stock certificate evidencing shares of Common Stock.

4.2**	Form of Indenture

4.3*	Form of Debt Securities

4.4*	Form of Warrant Agreement

4.5*	Form of Unit Agreement

4.6*	Form of Preferred Stock Certificate

5.1***	Opinion of Paul Hastings LLP

23.1***	Consent of Paul Hastings LLP (included in Exhibit 5.1).

23.2**	Consent of KPMG LLP

24.1	Power of Attorney (included on the signature page hereto).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of trustee, as trustee under the indenture filed as Exhibit 4.2 above

107***	Filing Fee Table

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.
**	Filed herewith.
***	Previously filed.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, 2U, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, Maryland, on March 28, 2024.

2U, INC.

By:	/s/ Matthew J. Norden
Name:	Matthew J. Norden
Title:	Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul S. Lalljie Paul S. Lalljie	Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2024

/s/ Matthew J. Norden Matthew J. Norden	Chief Financial Officer (Principal Financial Officer)	March 28, 2024

* Heather M. Hoffert	Senior Vice President, Accounting (Principal Accounting Officer)	March 28, 2024

* Paul A. Maeder	Director and Chairman of the Board	March 28, 2024

* Timothy M. Haley	Director	March 28, 2024

* John M. Larson	Director	March 28, 2024

* Coretha M. Rushing	Director	March 28, 2024

* Robert M. Stavis	Director	March 28, 2024

* Earl Lewis	Director	March 28, 2024

* Edward S. Macias	Director	March 28, 2024